UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2010

Date of Report (Date of earliest event reported)

MARQUEE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33344	77-0642885
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

920 Main Street

Kansas City, Missouri 64105-1977

(Address, including zip code, of registrant’s

principal executive offices)

(816) 221-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

AMC Entertainment Inc. may disclose to certain investment banking advisors certain non-public information relating to various operating metrics and results of operations which include expected operating results including the Kerasotes acquisition.  Such non-public information set forth below in this Current Report on Form 8-K is for the year ended April 1, 2010 and includes the estimated impact of the Kerasotes acquisition based on a preliminary analysis of their expected financial results combined with our expected financial results.

•                  $2.7 billion in revenues

•                  $388 million in Adjusted EBITDA (1)

•                  Attendance of 227 million patrons

•                  Attendance per theatre of 596,000 patrons

•                  Revenues per theatre of $7.1 million

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any of our filings with the SEC under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be “filed” with the SEC under the Securities Exchange Act of 1934, as amended.

The estimated amounts included in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, which may cause AMC’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: national, regional and local economic conditions that may affect the markets in which AMC and AMC’s joint venture investees operate; the levels of expenditures on entertainment in general and movie theatres in particular; increased competition within movie exhibition or other competitive entertainment mediums; technological changes and innovations, including alternative methods for delivering movies to consumers; the popularity of theatre attendance and major motion picture releases; shifts in population and other demographics; AMC’s ability to renew expiring contracts at favorable rates, or to replace them with new contracts that are comparably favorable to AMC; the ability of AMC to achieve anticipated synergies from recent amendments to certain operating contracts; AMC’s ability to successfully integrate the Kerasotes theatres with minimal disruption to its business; AMC’s need for, and ability to obtain, additional funding for acquisitions and operations; AMC’s ability to successfully collect amounts we are contractually entitled to from the sale of Cinemex; risks and uncertainties relating to AMC’s significant indebtedness; fluctuations in operating costs; capital expenditure requirements; changes in interest rates; and changes in accounting principles, policies or guidelines. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty. Except as required by law, AMC assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

(1) We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as earnings (loss) from continuing operations plus (i) income tax provisions (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

•                  does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•                  does not reflect changes in, or cash requirements for, our working capital needs;

•                  does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•                  excludes tax payments that represent a reduction in cash available to us;

•                  does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•                  does not reflect management fees that may be paid to our sponsors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQUEE HOLDINGS INC.

Date: June 2, 2010	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and Chief Financial Officer